UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14C

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement
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☒	Definitive Information Statement

GLOBALSTAR, INC.

(Name of Registrant As Specified in Charter)

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Globalstar, Inc.

300 Holiday Square, Blvd.

Covington, LA 70433

information statement

pursuant to section 14(c)

of the Securities Exchange Act of 1934

and rule 14c-2 thereunder

no vote or other action of the Company’s Stockholders is required in connection with this information statement we are not asking you for a proxy and
you are requested not to send us a proxy

We are sending you this Information Statement to inform you of the approval, upon recommendation by our Board of Directors, of resolutions described below by written consent on April 4, 2013 (the “Written Consent”) by James Monroe III and certain of his affiliates including the James Monroe III Grantor Trust, FL Investment Holdings LLC, Globalstar Satellite, L.P. and Thermo Funding Company LLC (collectively, our “Majority Stockholder”), who hold in the aggregate 232,376,982 shares of our voting common stock and 135,000,000 shares of our nonvoting common stock (collectively, “Common Stock”), representing the right to vote approximately 65% of our total issued and outstanding shares of voting common stock and 75% of our outstanding Common Stock. These resolutions approve (i) an amendment to our Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance; and (ii) the re-election of two Class A Directors, J. Patrick McIntyre and Richard S. Roberts, for additional three-year terms.

Under applicable federal securities laws, although the holders of a majority of our Common Stock have approved the proposals described above, the election of directors is not effective and we may not file an amendment to our Certificate of Incorporation until at least 20 calendar days after the mailing of this Information Statement. We expect to mail this Information Statement on or about June 17, 2013. The Board of Directors is not soliciting your proxy in connection with the adoption of these resolutions and is not requesting proxies from stockholders.

This Information Statement constitutes notice to stockholders of record on April 3, 2013 (the “Record Date”) of action taken without a meeting as required by Section 228(e) of the Delaware General Corporation Law (the “DGCL”). We will not undertake any additional action with respect to the receipt of written consents. The DGCL does not provide any appraisal rights to our stockholders as a result of the adoption of these resolutions.

We will pay all expenses in connection with the distribution of this Information Statement, which we expect to be less than $10,000.

Our principal executive offices are located at 300 Holiday Square, Blvd., Covington, Louisiana, 70433. Our telephone number is (985) 335-1500.

Notice dated June 13, 2013

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This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders of our Common Stock, par value $0.0001 per share of Globalstar, Inc. (the “Company”), to notify the stockholders of the following actions taken by written consent:

Action 1.   AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Purposes of the Proposed Increase in Authorized Stock

On April 4, 2013, our Board of Directors recommended an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock and to limit the voting power in the election of directors of Thermo Capital Partners LLC and its affiliates (“Thermo”), as described below (the “Increase in Authorized Shares”). Under the terms of our Certificate of Incorporation and Delaware law, this amendment must be approved by the holders of a majority of the outstanding shares of Common Stock (including nonvoting common stock). On April 4, 2013, our Majority Stockholder approved this amendment by written consent. A copy of this amendment is attached to this Information Statement as Appendix A (subject to any changes required by applicable law).

The proposed increase in authorized stock will make it possible for us to meet our existing contractual obligations without causing a change in control under other agreements and to provide for additional shares of Common Stock that would be available for issuance from time to time for corporate purposes, including restructuring outstanding debt, raising additional capital, acquisitions of companies or assets and sales of Common Stock, or securities convertible into Common Stock.

Specifically, additional shares will be necessary to meet our obligations under the Common Stock Purchase Agreement with Thermo Funding Company dated May 20, 2013 and may be necessary to meet our obligations under our Fourth Supplemental Indenture for our 8% Convertible Senior Notes due April 1, 2028 and future obligations under the Consent Agreement with our senior lenders dated May 20, 2013 and subsequent amendments to our COFACE Facility Agreement. Additional details regarding these arrangements can be found in our Current Report on Form 8-K filed May 20, 2013.

We believe it is also necessary to provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If we issue additional shares, the ownership interests of holders of our Common Stock will be diluted. Also, if we issue shares of preferred stock, the shares may have rights, preferences and privileges senior to those of our Common Stock.

Description of the Amendment and the Terms of the Common Stock

As of May 31, 2013, our current authorized capital consisted of 865,000,000 shares of voting common stock, of which 397,901,789 were outstanding; 135,000,000 shares of nonvoting common stock, of which all were outstanding; and 100,000,000 shares of undesignated preferred stock, none of which were outstanding. Approximately, 412,000,000 shares may be issued under existing obligations under our employee stock plans, warrants and convertible notes, some of which have variable conversion rates depending on the trading price of our voting common stock.

Under the terms of the amendment, the total number of authorized shares of capital stock will be increased to 1,700,000,000. The number of shares of Common Stock authorized will be increased to 1,600,000,000, 1,200,000,000 of which are voting common stock and 400,000,000 of which are nonvoting common stock. The number of shares of Preferred Stock remains unchanged at 100,000,000. The newly authorized shares of Common Stock will be identical to previously authorized shares of voting and non-voting Common Stock, respectively, and will entitle the holders thereto to the same rights and privileges as holders of the previously authorized shares. The terms of the Common Stock, as provided in the amendment, are as follows:

Dividends. Subject to preferences that may be granted to holders of any preferred stock and restrictions under our debt agreements, the holders of our Common Stock will be entitled to dividends as may be declared from time to time by the board of directors from funds available therefor.

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Voting Rights. Each share of Common Stock entitles its holder to one vote on all matters to be voted on by the stockholders, except that shares of nonvoting common stock may not vote on the election or removal of directors. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by the stockholders must be approved by a majority or, in the case of the election of directors, by a plurality, of the votes present in person or by proxy and entitled to vote. However, the amendment provides that, Thermo, regardless of the number of shares of Common Stock it owns, may not exercise in the election of directors voting rights of shares representing 70% or more of the total voting power of all our outstanding voting stock having power to vote.

Preemptive Rights. Holders of Common Stock do not have preemptive rights with respect to the issuance and sale by the Company of additional shares of Common Stock or other equity securities of the Company.

Liquidation Rights. Upon dissolution, liquidation or winding-up, the holders of shares of common stock will be entitled to receive our assets available for distribution proportionate to their pro rata ownership of the outstanding shares of Common Stock.

Conversion Rights of Nonvoting Common Stock. Holders of Nonvoting Common Stock have the right to convert the shares into voting Common Stock (i) at the discretion of any holder; provided, however, that if the holder is Thermo or its affiliates, conversion is not be permitted if it would cause Thermo to own directly or indirectly voting stock in the election of directors representing 70% or more of the total voting power of all our outstanding voting stock having power to vote in the election of directors, (ii) the transfer (or, in the case of a transfer pursuant to a registration statement filed with the Securities and Exchange Commission or Rule 144 under the Securities Act of 1933, as amended, the proposed transfer) of such share of Nonvoting Common Stock by the holder thereof to any transferee other than Thermo, (iii) our merger or consolidation with or into any other corporation (except a subsidiary of ours or of Thermo) or (iv) the sale of all or substantially all of our assets.

Anti-takeover effects of the Increase in Authorized Shares

Because we are already controlled by our Majority Stockholder and our governing documents contain anti-takeover provisions, the Increase in Authorized Shares will not have any additional anti-takeover effects on us.

This proposal is not the result of management’s knowledge of an effort to accumulate our securities or to obtain control of Globalstar by means of a merger, tender offer, solicitation or otherwise.

Interest of Certain Persons in Matters To Be Acted Upon

None of the Company’s officers or directors has a substantial interest in the Increase in Authorized Shares, other than to the extent they are stockholders or holders of options, convertible notes or warrants issued by Globalstar, and the Increase in Authorized Shares could be interpreted to enhance the liquidity of our Common Stock or the exercisability of such options, notes or warrants.

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Dissenter’s Rights of Appraisal

The stockholders have no right under the DGCL, our Certificate of Incorporation, or our by-laws to dissent from the Increase in Authorized Shares.

Procedure for Implementing the Increase in Authorized Shares

The Increase in Authorized Shares will become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The certificate of amendment may not be filed until at least 20 calendar days following the mailing of this Information Statement.

Vote Required

The amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock was approved by the holders of a majority of the outstanding shares of Common Stock as required by our Certificate of Incorporation. The Board of Directors approved this amendment before its approval by the Majority Shareholder.

ACTION 2.   ELECTION OF DIRECTORS

Our bylaws provide for a Board of seven members.  The Board currently consists of six members.

Our Board is divided into three classes, with staggered three-year terms.  Each of Class A, B and C currently consists of two directors. The terms of the directors of each class expire at the annual meetings of stockholders to be held in 2013 (Class A), 2014 (Class B), and 2015 (Class C). Upon action of the Majority Shareholders or at each annual meeting of stockholders, one class of directors will be elected for a term of three years to succeed the directors whose terms are expiring. One seat assigned to Class C was not filled by the stockholders at the 2011 annual meeting, and the Board has not proposed a nominee to fill that seat at this time. The current directors are: Class A – J. Patrick McIntyre and Richard S. Roberts; Class B – John Kneuer and James F. Lynch; and Class C –William A. Hasler and James Monroe III.

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated J. Patrick McIntyre and Richard S. Roberts for election as Class A Directors due, in part, to each nominee’s business experience, qualifications, skills and attributes described below. The Majority Shareholder has elected by written resolution each of the nominees as Class A Directors for the three-year term. Each of the Class A Directors has consented to being nominated and elected and has agreed to serve. They will hold office until the annual meeting to be held in 2016 or until their successors have been elected and qualified. The Board is not aware of any reason why either director would be unable to continue to serve. If any director resigns, dies or is otherwise unable to serve out his term, or if the Board increases the number of directors, the Board may fill the vacancy for the balance of that director’s term. Under our Bylaws, only the Board may fill vacancies on the Board.

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Information about Re-elected Directors

The Class A Directors who have been re-elected are as follows:

Class A

Name, Age, and Tenure As Director	Current Committee Memberships	Current Occupation and Employment Background

J. Patrick McIntyre Age 57 Director since May 2007 Term Expires in 2016	Audit, Compensation, and Nominating and Governance

Mr. McIntyre has, since May 2009, served as Chairman and Chief Executive Officer of ET Water, an early stage technology company in the commercial irrigation market, and since February 2009 has served as Chairman of Big Fish America, LLC, a private investment company that owns Northland Fishing Tackle.  Mr. McIntyre was President and Chief Operating Officer of Lauridsen Group Incorporated, a privately owned holding company that owns and operates numerous businesses involved in the global development, manufacturing and selling of functional proteins from January 2007 to March 2009.  From June 2003 until December 2006, he was Chief Executive Officer of Pure Fishing, a global producer of sport fishing equipment, and Worldwide Managing Director of Pure Fishing from February 1996 until his promotion to Chief Executive Officer.

Mr. McIntyre’s extensive experience in consumer products and global business development provides important insight in the launch and expansion of our SPOT family of products.

Richard S. Roberts Age 67 Director since April 2004 Term Expires in 2016	Nominating and Governance (Chair)

Mr. Roberts has served as our Corporate Secretary since April 2004. He has also served since June 2002 as Vice President and General Counsel of Thermo Development Inc., the management company of many Thermo businesses.  Prior to that he was, for more than 20 years, a partner of Taft Stettinius & Hollister LLP, a law firm whose principal office is located in Cincinnati, Ohio.  Mr. Roberts is a limited partner of Globalstar Satellite, L.P.

Mr. Roberts brings to the Board his broad understanding of legal and regulatory issues and corporate governance, based on over 30 years of experience.

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Information about Continuing Directors

Class B

Name, Age, and Tenure As Director	Current Committee Memberships	Current Occupation and Employment Background

John Kneuer Age 44 Director since February 2011 Term Expires in 2014	Audit and Compensation

Mr. Kneuer is currently President of JKC Consulting and a Senior Partner of Fairfax Media Partners, LLC.  From October 2003 to November 2007, Mr. Kneuer served first as the Deputy Assistant Secretary, and then as the Assistant Secretary of Commerce for Communications and Information. As Assistant Secretary, Mr. Kneuer was the principal advisor to the President of the United States on telecommunications policy and the Administrator of the National Telecommunications and Information Administration.

Mr. Kneuer provides the Board with strong knowledge and insight into telecommunications regulation in the United States and abroad.

James F. Lynch Age 55 Director since December 2003 Term Expires in 2014

Mr. Lynch has been Managing Partner of Thermo Capital Partners, L.L.C., a private equity investment firm, since October 2001.  Mr. Lynch also served as Chairman of Xspedius Communications, LLC, a competitive local telephone exchange carrier, from January 2005 until its acquisition by Time Warner Telecom in October 2006 and as Chief Executive Officer of Xspedius from August 2005 to March 2006.  Prior to joining Thermo, Mr. Lynch was a Managing Director at Bear Stearns & Co.  Mr. Lynch is a limited partner of Globalstar Satellite, L.P.

Mr. Lynch brings extensive financial management experience, especially in the telecom industry, to the Board.

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Class C

Name, Age, and Tenure As Director	Current Committee Memberships	Current Occupation and Employment Background

William A. Hasler Age 71 Director since July 2009 Term Expires in 2015	Audit (Chair)

Mr. Hasler served from 1984 to July 1991 as Vice Chairman of KPMG Peat Marwick, an international public accounting firm, from July 1991 to July 1998 as Dean of the Haas School of Business, University of California, Berkeley, and from July 1998 to July 2004 as Co-Chief Executive Officer of Aphton Corp., a biotechnology firm.  He is a certified public accountant.  Mr. Hasler currently serves as a director of Aviat Networks and the Schwab Funds, and has also served as a director of DiTech Networks Corp., Genitope Corp., Mission West Properties, Selectron Corp., and Tousa Inc. in the past five years.

Mr. Hasler has an extensive financial background and financial reporting expertise.  His financial leadership roles on other public company boards are well-suited to be both one of our directors and Chair of our Audit Committee.

James Monroe III Age 58 Director since December 2003 Term Expires in 2015	Compensation (Chair)

Mr. Monroe has served in an executive capacity as our Chairman of the Board since April 2004.  He was our Chief Executive Officer from January 2005 until July 2009 and reassumed that position in July 2011.  Since 1984, Mr. Monroe has been the majority owner of a diverse group of privately owned businesses that has operated in the fields of telecommunications, real estate, power generation, industrial equipment distribution, financial services and leasing services and that are sometimes referred to collectively in this proxy statement as “Thermo.”  Mr. Monroe controls directly or indirectly Globalstar Holdings, LLC, Globalstar Satellite, L.P. and Thermo Funding.

In addition to being our primary financial sponsor, Mr. Monroe brings his long-term experience in investment, financing and the telecom and other industries to the Board.

Vote Required to Elect Directors

Having received the votes of the Majority Shareholder, the two Class A Directors have been re-elected. There is no provision for cumulative voting in the election of directors.

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table shows (i) the number of shares of our voting Common Stock beneficially owned as of May 31, 2013 by each director, by each executive officer, and by all directors and current executive officers as a group and (ii) all the persons who were known to be beneficial owners of five percent or more of our voting Common Stock, our only voting securities, based upon 397,901,789 shares of voting Common Stock outstanding as of that date. Holders of our voting Common Stock are entitled to one vote per share.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Voting Common Stock	Percent of Class

James Monroe III; FL Investment Holdings, LLC; James Monroe III Grantor Trust; Globalstar Satellite, L.P.; Thermo Funding Company LLC (2)	437,560,195	69.9%

Steelhead Partners, LLC ("Steelhead"); Steelhead Navigator Master, L.P. ("Navigator"); James Michael Johnston ("Johnston"); Brian Katz Klein ("Klein") (3)	33,619,792	9.5%

Whitebox Advisors, LLC ("WA"); Whitebox Multi-Strategy Advisors, LLC ("WMSA"); Whitebox Multi-Strategy Partners, L.P. ("WMSP"); Whitebox Multi-Strategy Fund, L.P. ("WMSFLP"); Whitebox Multi-Strategy Fund, Ltd. ("WMSFLTD"); Whitebox Concentrated Convertible Arbitrage Advisors, LLC ("WCCAA"); Whitebox Concentrated Convertible Arbitrage Partners, L.P. ("WCCAP"); Whitebox Concentrated Convertible Arbitrage Fund , L.P. ("WCCAFLP"); Whitebox Concentrated Convertible Arbitrage Fund, Ltd. ("WCCAFLTD"); Whitebox Credit Arbitrage Advisors, LLC ("WCRAA"); Whitebox Credit Arbitrage Partners, L.P. ("WCRAP"); Whitebox Credit Arbitrage Fund , L.P. ("WCRAFLP"); Whitebox Credit Arbitrage Fund, Ltd. ("WCRAFLTD"); Pandora Select Advisors, LLC ("PSA"); Pandora Select Partners, L.P. ("PSP"); Pandora Select Fund, L.P. ("PSFLP"); Pandora Select Fund, Ltd. ("PSFLTD"); Whitebox Special Opportunities Advisors, LLC ("WSOPA"); Whitebox Special Opportunities Fund, Series B Partners, LP, a British Virgin Islands limited partnership ("WSOPBP"); Whitebox Special Opportunities Fund, L.P. ("WSOPFLP"); Whitebox Special Opportunities Fund SPC, Ltd. ("WSOPFLTD"); Whitebox Special Opportunities Fund, L.P, Series B ("WSOPFLPB"); Whitebox Special Opportunities Fund SPC, Ltd. - Segregated Portfolio B ("WSOPFLTDB"); HFR RVA Combined Master Trust ("HFR"); IAM Mini-Fund 14 Limited ("IAM") (4)	25,841,917	7.3%

Columbia Wanger Asset Management, L.P.; Columbia Acorn Select (5)	23,515,900	6.6%

Beck, Mack & Oliver LLC (6)	15,700,500	4.4%
William A. Hasler (7)	500,000	*
John Kneuer (8)	466,000	*
James F. Lynch (9)	400,000	*
J. Patrick McIntyre (10)	657,983	*
Richard S. Roberts (9)	400,000	*
Anthony J. Navarra (11)	398,138	*
L. Barbee Ponder (12)	172,022	*
Frank J. Bell II (13)	100,000	*
All directors and executive officers as a group (9 persons) (2)(7)(8)(9)(10)(11)(12)(13)	440,654,338	70.8%

   *Less than 1% of outstanding shares.

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1.          “Beneficial ownership” is a technical term broadly defined by the Securities and Exchange Commission (“SEC”) to mean more than ownership in the usual sense. Stock is “beneficially owned” if a person has or shares the power (a) to vote it or direct its vote or (b) to sell it or direct its sale, even if the person has no financial interest in the stock. Also, stock that a person has the right to acquire, such as through the exercise of options or warrants or the conversion of notes, within 60 days is considered to be “beneficially owned.” These shares are deemed to be outstanding and beneficially owned by the person holding the derivative security for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, each person has full voting and investment power over the stock listed.

2.          The address of Mr. Monroe, Globalstar Holdings, LLC, Globalstar Satellite, L.P. and Thermo Funding Company LLC is 1735 Nineteenth Street, Denver, CO 80202. This number includes 38,640,750 shares held by FL Investment Holdings, LLC (fka Globalstar Holdings, LLC), 618,558 shares held by Globalstar Satellite, L.P., and 193,117,674 shares held by Mr. Monroe’s trust. Under SEC rules noted in footnote 1, Mr. Monroe also beneficially owns 200,000 shares pursuant to vested options; 135,000,000 shares issuable to Mr. Monroe’s trust upon conversion of our nonvoting Common Stock held by it; and 69,983,213 shares issuable to his trust or Thermo Funding upon exercise of certain warrants. Mr. Monroe’s trust also holds $11.4 million principal amount of 8% Convertible Senior Unsecured Notes and $20 million of 5% Convertible Senior Unsecured Notes, which are convertible into Common Stock as provided under the terms of the notes. This would represent approximately 78% ownership. The terms of the nonvoting Common Stock and the warrants prohibit conversions and exercises if the resulting ownership for Thermo entities and affiliates would represent 70% or more of our outstanding voting stock. Mr. Monroe controls, either directly or indirectly, each of Globalstar Satellite, L.P., FL Investment Holdings, LLC and Thermo Funding and, therefore, is deemed the beneficial owner of the Common Stock held by these entities. Does not include 93,750,000 shares issuable under the Common Stock Purchase Agreement dated May 20, 2013. These shares will be issued as nonvoting common stock upon filing of the amendment to the amended and restated certificate of incorporation described under Action 1.

3.          Based on information provided by Steelhead in Amendment #4 to Schedule 13G filed on February 8, 2013. The address of Steelhead, Johnston, Klein and Navigator is 333 108th Avenue NE, Suite 2010, Bellevue, WA 98004. Navigator reported sole voting and investment power over 33,439,792 shares of Common Stock and Johnston and Klein reported shared voting and investment power over 33,619,792 shares as member-managers of Steelhead. Steelhead, Johnston and Klein disclaim beneficial ownership. The shares reported reflect shares that may be issued upon the exercise of outstanding warrants and the conversion of convertible notes held by Navigator.

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4.          Based on information provided by WA et al. in Amendment #3 to Schedule 13G filed on February 13, 2013. The address of WA, WMSA, WMSFLP, WCCAA, WCCAFLP, WCRAA, WCRAFLP, PSA, PSFLP, WSOPA, WSOPFLP, and WSOPFLPB is: 3033 Excelsior Boulevard, Suite 300, Minneapolis, MN 55416. The address of WMSP, WMSFLTD, WCCAP, WCCAFLTD, WCRAP, WCRAFTLD, PSP, PSFLTS, WSOPBP, WSOPFLTD, and WSOPFLTDB is: Jayla Place, P.O. Box 3190, Road Town, Tortola, British Virgin Islands. The address of HFR is: 65 Front Street, Hamilton, HM 11, Bermuda. The address of IAM is: Boundary Hall, Cricket Square, George Town, Grand Cayman, KY1-1102 Cayman Islands. WA has shared voting and dispositive power with respect to 25,841,917 shares of Common Stock. WA, acting as an investment adviser to its client, is deemed to be the beneficial owner of 25,841,917 shares of Common Stock. WMSA is deemed to beneficially own 11,459,255 Shares of Common Stock. WMSP is deemed to beneficially own 11,459,255 shares of Common Stock as a result of its ownership of convertible notes and warrants. WMSFLP is deemed to beneficially own 11,459,255 shares of Common Stock as a result of its indirect ownership of convertible notes and warrants. WMSFLTD is deemed to beneficially own 11,459,255 shares of Common Stock as a result of its indirect ownership of convertible notes and warrants. WCCAA is deemed to beneficially own 9,380,574 shares of Common Stock. WCCAP is deemed to beneficially own 9,380,574 shares of Common Stock as a result of its ownership of convertible notes and warrants. WCCAFLP is deemed to beneficially own 9,380,574 shares of Common Stock as a result of its indirect ownership of convertible notes and warrants. WCCAFLTD is deemed to beneficially own 9,380,574 shares of Common Stock as a result of its indirect ownership of convertible notes and warrants. WCRAA is deemed to beneficially own 130,287 shares of Common Stock. WCRAP is deemed to beneficially own 130,287 shares of Common Stock as a result of its ownership of convertible notes. WCRAFLP is deemed to beneficially own 130,287 shares of Common Stock as a result of its ownership of convertible notes. WCRAFLTD is deemed to beneficially own 130,287 shares of Common Stock as a result of its ownership of convertible notes. PSA is deemed to beneficially own 2,707,264 shares of Common Stock. PSP is deemed to beneficially own 2,707,264 shares of Common Stock as a result of its ownership of convertible notes and warrants. PSFLP is deemed to beneficially own 2,707,264 shares of Common Stock as a result of its indirect ownership of convertible notes and warrants. PSFLTD is deemed to beneficially own 2,707,264 shares of Common Stock as a result of its indirect ownership of convertible notes and warrants. WSOPA is deemed to beneficially own 899,654 shares of Common Stock of the Company. WSOPAP is deemed to beneficially own 899,654 shares of Common Stock as a result of its ownership of convertible notes and warrants. WSOPFLP is deemed to beneficially own 899,654 shares of Common Stock as a result of its indirect ownership of convertible notes and warrants. WSOPFLTD is deemed to beneficially own 899,654 shares of Common Stock as a result of its indirect ownership of convertible notes and warrants. WSOPFLPB is deemed to beneficially own 899,654 shares of Common Stock as a result of its indirect ownership of convertible notes and warrants. WSOPFLTDB is deemed to beneficially own 899,654 shares of Common Stock as a result of its indirect ownership of convertible notes and warrants. HFR is deemed to beneficially own 190,943 shares of Common Stock as a result of its ownership of convertible notes. IAM is deemed to beneficially own 1,073,940 shares of Common Stock as a result of its ownership convertible notes, warrants and Common Stock of the Company.

Each of WA, WMSA, WMSFLP, WMSFLTD, WCCAA, WCCAFLP, WCCAFLTD,WCRAA, WCRAFLP, WCRAFLTD, PSA, PSFLP, PSFLTD, WSOPA, WSOPFLP, WSOPFLPB, WSOPFLTD, and WSOPFLTDB may be deemed to possess indirect beneficial ownership of the shares of Common Stock beneficially owned by each of WMSP, WCCAP, WCRAP, PSP, WSOPBP, HFR, and IAM. WA, WMSA, WMSFLP, WMSFLTD, WCCAA, WCCAFLP, WCCAFLTD,WCRAA, WCRAFLP, WCRAFLTD, PSA, PSFLP, PSFLTD, WSOPA, WSOPFLP, WSOPFLPB, WSOPFLTD, and WSOPFLTDB each disclaimed indirect beneficial ownership of the shares of Common Stock except to the extent of their pecuniary interest in such shares.

5.          Based on information provided by Columbia Wanger Asset Management, L.P., a registered investment adviser, reporting beneficial ownership of 23,515,900 shares, and Columbia Acorn Select, a registered investment company, reporting beneficial ownership of 19,000,000 shares, in Amendment #7 to Schedule 13G filed on February 14, 2013. The address of Columbia Wanger Asset Management, L.P. and Columbia Acorn Select is 227 W. Monroe Street, Suite 3000, Chicago, IL 60606.

6.          Based on information provided by Beck, Mack & Oliver LLC, a registered investment adviser, in Schedule 13G filed on January 30, 2013. The address of Beck, Mack & Oliver LLC is 360 Madison Avenue, New York, NY 10017.

7.          Includes 500,000 shares of Common Stock that he may acquire upon the exercise of stock options.

8.          Includes 450,000 shares of Common Stock that he may acquire upon the exercise of stock options.

9.          Includes 400,000 shares of Common Stock that he may acquire upon the exercise stock options.

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10.         Includes 600,000 shares of Common Stock that he may acquire upon the exercise of stock options.

11.         Excludes options to purchase 100,000 shares of Common Stock that become exercisable more than 60 days after May 31, 2013.

12.         Excludes options to purchase 285,000 shares of Common Stock that become exercisable more than 60 days after May 31, 2013.

13.         Excludes options to purchase 250,000 shares of Common Stock that become exercisable more than 60 days after May 31, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of any class of our equity securities to file forms with the SEC reporting their ownership and any changes in their ownership of those securities. These persons also must provide us with copies of these forms when filed. Based on a review of copies of those forms, our records, and written representations from our directors and executive officers that no other reports were required, we believe that all Section 16(a) filing requirements were complied with during and for 2012, except for one filing for Mr. Monroe, which was reported late.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Board Governance, Meetings and Attendance at Meetings

Our Board has three standing committees: Audit, Compensation, and Nominating and Governance. The Board established these committees on October 23, 2006, at which time it also adopted a charter for each standing committee.

We have a Code of Conduct that is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their service as directors. The committee charters and Code of Conduct are available on our website at www.globalstar.com by clicking on “Corporate Site,” “Investor Relations” and “Corporate Governance.” You may request a copy of any of these documents to be mailed to you as described on page 25 of this Information Statement. We will post any amendments to, or waivers from, the Code of Conduct that apply to our principal executive and financial officers on our website.

Thermo and its affiliates hold stock representing a majority of our voting power. See “Security Ownership of Principal Stockholders and Management.”

The Board has determined that Messrs. Hasler, Kneuer and McIntyre are independent directors as defined in Rule 10A-3 under the Securities Exchange Act of 1934. This determination was based on the absence of any relationship known to the Board between Messrs. Hasler, Kneuer or McIntyre and us (other than as a director and stockholder) and the Board’s conclusion that the relationship described below does not affect the independence of any of them as a Director.

During 2012, the Board held nine meetings and took action by unanimous written consent nine times. Each director serving on the Board in 2012 attended at least 75% of the meetings of the Board and of each committee on which he served.

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Leadership Structure

From our initial public offering in November 2006 until July 2009, Mr. Monroe served as our Chairman and Chief Executive Officer. Although the Board intended to separate the positions prior to July 2009, Mr. Monroe continued his dual service to concentrate on the strategic and financing issues we faced. In July 2009, the Board, with input from Mr. Monroe, changed our leadership structure with the appointment of Peter J. Dalton as Chief Executive Officer, resulting in split positions for the Chief Executive Officer and Chairman of the Board. .Upon Mr. Dalton’s retirement in July 2011, Mr. Monroe resumed the role of CEO. The Board determined that the dual service was appropriate given the Company’s goal of reducing expenses.

Board’s Role in Risk Oversight

The Board has determined that, with limited exceptions, the role of risk oversight will remain with the full Board rather than having responsibility delegated to a specific committee, although the Audit Committee continues its focus on accounting and financial risks. Our executive officers evaluate and manage day-to-day risks and report regularly to the Board on such matters.

Audit Committee

The current members of the Audit Committee are Messrs. Hasler, Kneuer and McIntyre. Mr. Hasler serves as Chairman, and the Board has determined that he is an “audit committee financial expert” as defined by SEC rules.

The principal functions of the Audit Committee include:

•	Appointing and replacing our independent registered public accounting firms;
•	approving all fees and all audit and non-audit services of the independent registered public accounting firms;
•	annually reviewing the independence of the independent registered public accounting firms;
•	assessing annual audit results;
•	periodically reassessing the effectiveness of the independent registered public accounting firms;
•	reviewing our financial and accounting policies and its annual and quarterly financial statements and earnings releases;
•	reviewing the adequacy and effectiveness of our internal accounting controls and monitoring progress for compliance with Section 404 of the Sarbanes-Oxley Act;
•	overseeing our programs for compliance with laws, regulations and company policies;
•	approving all related person transactions;
•	considering any requests for waivers from our Code of Conduct for senior executive and financial officers (any such waivers being subject to Board approval); and
•	in connection with the foregoing, meeting with our independent registered public accounting firms and financial management.

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During 2012, the Audit Committee held nine meetings and took one action by unanimous written consent.

The Audit Committee has furnished the following report for inclusion in this proxy statement.

Audit Committee Report for 2012

In addition to other activities, the Committee:

•	reviewed and discussed with management the Company’s audited financial statements for 2012;
•	discussed with Crowe Horwath LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. I, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including significant accounting policies, management’s judgments and accounting estimates, and Crowe Horwath’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting; and
•	received the written disclosures and the letter from Crowe Horwath required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning the accountant’s independence from the Company and its subsidiaries, and discussed with Crowe Horwath their independence.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2012 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

April 4, 2013	William A. Hasler, Chair
John Kneuer
J. Patrick McIntyre, Jr.

Compensation Committee

The current members of the Compensation Committee are Messrs. Monroe, McIntyre and Kneuer. Mr. Monroe serves as Chairman. The principal functions of the Compensation Committee include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers in light of business strategies and objectives;
•	reviewing and recommending to the Board all compensation of our chief executive officer and other executive officers; and
•	administering our incentive compensation plans, including the 2006 Equity Incentive Plan, and, in this capacity, recommending all grants or awards to our directors, executive officers and other eligible participants under these plans to the Board.

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As indicated above, the Compensation Committee is responsible for recommending the compensation of each of our executive officers to the Board. (Director compensation is established by the Board, based upon recommendations of the Nominating and Governance Committee.) The Compensation Committee may delegate tasks to a subcommittee for any purpose and with such power and authority as it deems appropriate and has delegated to Mr. Monroe the review of corporate goals, objectives and compensation related to executive officers other than himself. The Committee has designated Mr. Roberts to act as an officer-administrator to approve actions on behalf of the Committee to implement existing compensation awards under the 2006 Equity Incentive Plan. Only the Compensation Committee or the Board may grant awards to, or make decisions regarding awards granted to, executive officers and directors.

Mr. Monroe makes decisions on all components of compensation for all employees of vice president level and above and reviews manager level employees and above for bonus and equity awards based upon input from executive officers in charge of each business unit. Mr. Monroe does not receive a salary from us and, notwithstanding his position as executive Chairman and Chief Executive Officer, generally does not participate in any of our incentive compensation plans.

The Compensation Committee meets in person as often as it determines necessary to discharge its responsibilities. The Committee may hold follow-up conference calls and act by written consent as it deems necessary. In 2012, the Compensation Committee held no meetings and acted 16 times by unanimous written consent. Unless a later date is specified, the date of grant of any award made by unanimous written consent is the date on which all members have signed the consent.

Under its charter, the Committee has the authority to retain and terminate a compensation consultant, but has not done so.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Messrs. Roberts and McIntyre. Mr. Roberts serves as Chairman. The principal functions of the Nominating and Governance Committee include:

•	identifying and recommending to the Board qualified candidates to fill vacancies on the Board;
•	recommending to the Board candidates to be nominated for election as directors at annual meetings of stockholders;
•	considering stockholder suggestions for nominees for director;
•	making recommendations to the Board regarding corporate governance matters and practices;
•	reviewing and making recommendations to the Board regarding director compensation; and
•	reviewing public policy matters of importance to our stockholders, including oversight of our corporate responsibility program.

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The Nominating and Governance Committee did not meet and took action by written consent once in 2012. We do not currently employ an executive search firm, or pay a fee to any other third party, to locate or evaluate qualified candidates for director positions. In the past, recommendations for new director nominees were made by then current independent directors. The Board and the Nominating and Governance Committee believe that the minimum qualifications (whether recommended by a stockholder, management or the Board) for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of our business and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities.

Because Mr. Monroe controls the election of all directors, the Board has not established formal procedures for stockholders to submit director recommendations; however, such recommendations may be sent to the Nominating and Governance Committee, Attention: Corporate Secretary, with a copy to the General Counsel, 300 Holiday Square Blvd., Covington, Louisiana 70433. If we were to receive a timely recommendation of a candidate from a stockholder, the Nominating and Governance Committee would consider such recommendation in the same manner as all other candidates. In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. We did not receive any recommendations of candidates from stockholders during 2012.

Communicating with the Board of Directors or with Individual Directors

The Board has adopted a process for our stockholders to send communications to the Board or any management or non-management director. Correspondence should be addressed to the Board or any individual director(s) or group or committee of directors either by name or title. All such correspondence should be sent to Globalstar, Inc., Attention: Corporate Secretary, with a copy to the General Counsel, by mail at 300 Holiday Square Blvd., Covington, Louisiana 70433.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary and the General Counsel for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of promotion of a product or service, advertising, or patently offensive will be forwarded promptly to the addressee(s), and any communication will be available to any director who requests it.

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EXECUTIVE OFFICERS

The current executive officers of the Company are James Monroe III, Executive Chairman and Chief Executive Officer; Richard S. Roberts, Corporate Secretary; Anthony J. Navarra, President, Second Generation Space Program; L. Barbee Ponder IV, Vice President of Regulatory Affairs and General Counsel; and Frank J. Bell, President, Global Sales and Marketing. Information about Messrs. Monroe and Roberts is given above under “Election of Directors.”

Frank J. Bell II, age 58, has been our President of Global Sales and Marketing since October 2012. Mr. Bell has over 25 years of sales and strategic management experience with a number of wireless industry companies. He served as General Manager at MetroPCS from 2001 to 2005 and prior to that was Area Vice President for Sprint PCS. Most recently he served as the President and COO of PR Wireless and President of Wireless Consulting Services, Inc. from 2006 to 2012.

Anthony J. Navarra, age 64, has served as our President, Second Generation Space Program, since January 2011. Prior to January 2011 he had served, since January 2005, as President, Global Operations. Mr. Navarra was a director from December 2003 until September 2004. From September 1999 to December 2004, he served as President of our predecessors, Globalstar LLC and Globalstar, L.P.

L. Barbee Ponder IV, age 46, has been our General Counsel and Vice President of Regulatory Affairs since July 2010. He owned and operated a private company with timber, sand and gravel, and oil and gas interests from 2005 to July 2010. Mr. Ponder served in various Regulatory Counsel positions for BellSouth Corporation from 1996 to 2005. Prior to joining BellSouth, Mr. Ponder practiced with the Jones Walker law firm in New Orleans, where he specialized in commercial litigation including class action defense.

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COMPENSATION OF EXECUTIVE OFFICERS

Summary Information

The table below summarizes, for 2012 and 2011, the compensation of our current principal executive officer and other executive officers required to be included under SEC rules (collectively referred to as the “named executive officers”).

2012 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Comp Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(h)	(i)		(j)
James Monroe III	2012	—	—	—	—	—	—		—
Chief Executive Officer	2011	—	—	—	—	—	—		—

Anthony J. Navarra	2012	337,440	—	20,000	—	20,390	9,788	(2)	387,618
President	2011	337,440	—	—	23,000	53,866	12,903	(3)	427,209
Second Generation Space Program

L. Barbee Ponder IV	2012	250,000	50,000	20,000	—	—	—		320,000
General Counsel and Vice President of Regulatory Affairs	2011	200,000	50,000	—	42,550	—	923	(4)	293,473

Frank J. Bell II (5) President of Global Sales and Marketing	2012	57,692	—	—	143,113	—	—		200,805

1.	Represents the aggregate grant date fair value computed consistent with FASB ASC Topic 718. For further discussion of our accounting policies for stock-based compensation and assumptions used in calculating the grant date fair value of stock-based compensation awards, see Note 15 to the Consolidated Financial Statements in our 2012 Annual Report on Form 10-K. The actual amount of compensation realized, if any, for option awards may differ from the amounts presented in the table. See Footnote 1 to the Outstanding Equity Awards at 2012 Fiscal Year-End Table for a description of the terms of these awards.
2.	Consists of $5,000 of flexible benefit plan payment and $4,788 of excess life insurance premiums.
3.	Consists of $5,000 of flexible benefit plan payment, $4,788 of excess life insurance premiums and $3,115 of matching contributions to 401(k) Plan.
4.	Consists of matching contributions to 401(k) Plan.
5.	Mr. Bell began his employment with the Company on October 1, 2012.

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Narrative Disclosure to Summary Compensation Table

Our compensation program for executive officers is intended to:

•	provide each officer with a conservative base salary; and

•	create an incentive for retention and achievement of our long-term business goals using a sizeable, multi-year stock or option bonus programs.

The Compensation Committee is responsible for evaluating the performance of, and reviewing and approving all compensation of, our executive officers, including those executive officers named on the Summary Compensation Table (the “named executive officers”).  The Compensation Committee’s designated officer-delegate (currently our Corporate Secretary) is responsible for approving certain issuances of stock under our 2006 Employee Equity Plan to non-executive employees. The Board approves equity awards to all executive officers, including the named executive officers and directors, to preserve the exemption from short swing liability under Section 16(b) of the Securities Exchange Act of 1934.

Our goal is to create performance-based compensation that motivates management to increase stockholder value. Our current Executive Chairman and CEO receives no cash compensation. We compensate our other senior executive officers with a conservative base salary and incentivize them to remain with us through issuance of stock, including stock options, and payment of performance-based cash bonuses. The Compensation Committee has not independently reviewed peer group or other market data in setting base salaries or incentive compensation for senior executives. Because our compensation programs are limited, we do not have policies regarding the allocation of compensation between short and long-term or cash and non-cash.

Base Salaries. We have established base salaries according to each named executive officer’s position, responsibilities and performance. We do not pay Mr. Monroe a salary for his services as Chairman or Chief Executive Officer or Mr. Roberts a salary for his services as Corporate Secretary. Salaries for Mr. Navarra, Mr. Ponder and Mr. Bell are consistent with their respective positions, responsibilities and performance. All executive officers are at-will employees.

2012 Key Employee Bonus. We established a key employee bonus pool to reward designated key employees’ successful efforts to exceed our 2012 financial performance goals, to align these employees’ financial interests with those of our stockholders, and to provide these employees with a competitive, success-based bonus package.

The pool available for bonus distribution was determined based on the Company’s Adjusted EBITDA performance in excess of budget during calendar year 2012. The aggregate amount that could be distributed under the pool was 25% of the Company’s Adjusted EBITDA in excess of the $9,000,000 forecasted in our 2012 budget; the total pool was $272,000 based on Adjusted EBITDA of $10,086.000. For this purpose, Adjusted EBITDA meant EBITDA adjusted on a basis consistent with Adjusted EBITDA previously reported by us, with further adjustments, if necessary, for Thales arbitration net costs or benefits, spectrum sale or lease proceeds, asset write-offs and other similar items impacting EBITDA during the 2012 as determined at the sole discretion of the Compensation Committee. The portion of the pool payable to each participant was recommended by the Chief Executive Officer and amounts payable were approved by the Compensation Committee, acting in its sole discretion.

The named executive officers and other key employees participated in this plan. Each participant must be an employee on the payment date to receive the bonus, and payments could be made in cash or stock. The Committee determined to make the payments in stock in order to conserve cash. The Company issued the shares in May 2013. Messrs. Navarra and Ponder received $20,000 of stock, using the closing price of our common stock on the date of issuance.

In the event that, after the payment date, but before April 10, 2014, fraud or misrepresentation (as determined by the Committee) should result in a need for the Company to restate its 2012 annual financial statements in a manner that reduces the Adjusted EBITDA figure that was used to determine the amount available for distribution under the plan, then participants who have received distributions under the plan in excess of the amounts they would have been entitled to receive, but for the fraud or misrepresentation, shall be liable to repay such excess to the Company, without interest, on demand.

Discretionary Cash Bonuses. In 2013, Mr. Ponder received a $50,000 bonus in recognition of his efforts in 2012.

Perquisites. We provide limited perquisites to certain named executive officers consisting primarily of premiums for term life insurance policies and funding of flexible spending accounts.

We reimburse Thermo for transportation, lodging and meal expenses incurred by Mr. Monroe, Mr. Lynch and Mr. Roberts in connection with each of these persons performing services for us. These reimbursements are reviewed and approved for payment by our Chief Accounting Officer or Corporate Controller at least once a year. The Compensation Committee reviews the total reimbursement amount annually. During 2012, we reimbursed Thermo approximately $180,062 for these expenses.

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Employment Agreement. On September 25, 2012, we entered into an employment agreement with Frank Bell in conjunction with his appointment as President of Global Sales and Marketing. The agreement provides for an annual base salary of $250,000. In addition, Mr. Bell is entitled to receive a 50% bonus for any year in which we achieve goals for revenue and gross margin to be set by the Board and a further 50% bonus for any year in which we achieve higher goals for revenue and gross margin. His bonus for any partial year will be pro-rated. The Board has not yet set these goals, and Mr. Bell did not receive a bonus for 2012.

Beginning in 2013, Mr. Bell is entitled to participate in the senior managers’ cash bonus plan or a similar plan.

Pursuant to the agreement, we issued to Mr. Bell an initial option (the “Initial Option”) to purchase 250,000 shares of Common Stock and an initial incentive option (the “Initial Incentive Option”) to purchase another 250,000 shares of Common Stock. We also agreed that if, at a future date, Mr. Bell were to assume substantial additional responsibilities, we would issue to him an additional option (the “Future Option”) to purchase 250,000 shares of Common Stock. All of the options are to be issued as qualified options under our 2006 Equity Incentive Plan. The exercise price of the Initial Option and the Initial Incentive Option is $0.48 per share, the market price of the Common Stock on September 25, 2012. The exercise price of the Future Option will be the market price of the Common Stock on the date that Option is granted.

The Initial Option will vest 40% on September 25, 2013 and 20% on each of the next three anniversaries of that date. However, if the Common Stock trades at a price above $2.50 per share for 10 consecutive trading days at any time, the Initial Option will vest immediately. The Initial Incentive Option will vest 50% when, in any 12-month period, our gross revenue is greater than $125 million. The remaining 50% will vest when, in any 12-month period, gross revenue exceeds $160 million. Gross revenue is defined as all revenue other than revenue from extraordinary revenue sources such as gateway or spectrum sales or leases and other special and other nonrecurring revenue.

All of the Options will vest if Mr. Bell is employed by us on the date of any Change in Control.

Mr. Bell is subject to a 12-month noncompetition restriction and is required to assign to us any intellectual property related to our current or anticipated business developed during his employment. Mr. Bell will also be eligible to participate in all benefit plans and programs that are generally available to our senior executive officers, such as employee life, health and disability insurance and 401(k) plan participation.

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2012 Grants of Plan-Based Awards

	Grant	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock Or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Date	Target (#)	(#)	(#) (1)	($/Sh)	($) (2)
(a)	(b)	(g)	(i)	(j)	(k)	(l)
James Monroe III	—	—	—	—	—	—

Anthony J. Navarra	—	—	—	—	—	—

L. Barbee Ponder IV	—	—	—	—	—	—

Frank Bell	9/25/12	—	—	250,000	0.48	$61,950	(2)
	9/25/12	—	—	250,000	0.48	$81,163	(3)

(1)	Awards under our 2006 Equity Incentive Plan. See Footnote 1 to the Outstanding Equity Awards at 2012 Fiscal Year-End Table for additional details.
(2)	Represents the value of options granted pursuant to our 2006 Equity Incentive Plan as calculated pursuant to the provisions of FASB ASC Topic 718, using the Black-Scholes value at grant date of $0.25. These options vest in four equal installments on September 25, 2013, 2014, 2015 and 2016. Notwithstanding the calendar-based vesting dates stated above: (a) all unvested Options will immediately vest if the Common Stock trades at a price in excess of $2.50 per share (based on closing bid prices) for ten (10) consecutive trading days; and (b) upon a “Change of Control” as defined in the Plan, all unvested Options will vest immediately.
(3)	Represents the value of performance options granted pursuant to our 2006 Equity Incentive Plan as calculated pursuant to the provisions of FASB ASC Topic 718, using the Black-Scholes value at grant date range of $0.32 to $0.33. Notwithstanding the “not earlier than” date in Notice of Grant, upon a “Change of Control” as defined in the Plan, all unvested Options will vest immediately.

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Outstanding Equity Awards at Fiscal Year-End

The following table reports, on an award-by-award basis, each outstanding equity award held by the named executive officers on December 31, 2012. We generally do not permit executive officers to transfer awards prior to the vesting date, and no transfers were permitted during 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)		(e)	(f)
James Monroe III	200,000	—		$0.38	11/14/2018

Anthony J. Navarra	—	100,000	(1)	$0.40	10/4/2021

L. Barbee Ponder IV	—	185,000	(1)	$0.40	10/4/2021
	100,000	100,000	(2)	$1.64	7/13/2020
Frank J. Bell II	—	250,000	(3)	$0.48	9/25/2022
		250,000	(4)	$0.48	9/25/2022

(1)	Option awards granted in October 2011 pursuant to our 2006 Equity Incentive Plan. These options vest on the earlier of (i) the first trading day after the company’s common stock has traded on the over-the-counter market for more than ten consecutive trading days at or above a per share closing price of $2.50, and (ii) the day that a binding written agreement is signed for the sale of the company, as determined by the Board of Directors in its discretion reasonably exercised.
(2)	Represents options granted pursuant to our 2006 Equity Incentive Plan. These options vest in four equal annual installments on July 13 of 2011, 2012, 2013 and 2014.
(3)	Represents options granted pursuant to our 2006 Equity Incentive Plan. These options vest in four equal installments on September 25, 2013, 2014, 2015 and 2016. Notwithstanding the calendar-based vesting dates stated above: (a) all unvested Options will immediately vest if the Common Stock trades at a price in excess of $2.50 per share (based on closing bid prices) for ten (10) consecutive trading days; and (b) upon a “Change of Control” as defined in the Plan, all unvested Options will vest immediately.
(4)	Performance share awards are granted pursuant to our 2006 Equity Incentive Plan and vest upon achievement of the performance condition. Notwithstanding the “not earlier than” date in Notice of Grant, upon a “Change of Control” as defined in the Plan, all unvested Options will vest immediately.

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Additional Narrative Disclosure

Pension Plan

Mr. Navarra is entitled to benefits under a defined benefit pension plan originally maintained by Space Systems/Loral for employees of our predecessor, among others.  The accrual of benefits in our predecessor’s segment of this plan was curtailed, or frozen, as of October 23, 2003.  On June 1, 2004, the assets and frozen pension obligations of our predecessor’s segment of the plan were transferred to a new Globalstar Retirement Plan, which remains frozen.  We continue to fund the plan in accordance with Internal Revenue Code requirements, but participants are not currently accruing benefits beyond those accrued at October 23, 2003.  The estimated annual benefit payable upon retirement at normal retirement age to Mr. Navarra is $35,394. The actual amount of the estimated annual benefit depends upon a number of factors such as time of retirement, years of contributions to the Plan, final average salary, social security wage base and the election for receipt of benefit payments.  The estimated annual benefits upon retirement include either a contributory benefit (for those who have enrolled in the Plan) or a non-contributory benefit or a combination of both.  The non-contributory benefit equals $21 per month times the years of non-contributory service.  The contributory benefit is the larger of the primary benefit formula, which factors in Social Security and a minimum benefit formula, which does not.  The assumptions for valuation of the Pension Plan are described in Note 12 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Payments Upon Termination or Change In Control

We have entered into a written, at-will employment agreement with Mr. Bell. If the Company terminates Mr. Bell’s employment without Cause or as a result of a Change in Control, he will be entitled to 90 days’ salary and continuation of health insurance coverage as required by law, but for not less than 12 months. If the Company terminates Mr. Bell’s employment without Cause and within two years following a Change of Control, he will be entitled to the following severance and benefits: (i) 12 monthly installment payments of his then-current base salary plus pro rata portion of most recent annual bonus; and (ii) the same continuation of health insurance coverage as described in the preceding sentence.

We do not have written employment agreements with our other current executive officers.  All Company employees, including our executive officers, are at-will employees. Voluntary termination of employment or retirement would not result in any payments to the named executive officers beyond customary short-term severance allowances and such additional awards, if any, that the affected employee would be entitled to receive under our pension and retirement plans.  We pay life insurance premiums for all U.S.-based employees that would be paid (based on a multiple of salary) to the employee’s beneficiary upon death, in addition to an immediate payment of two weeks’ base salary.

We also have a severance allowance applicable to all U.S.-based employees if an employee is terminated due to a reduction in workforce of ten or more positions and upon the employee’s execution of a release of claims.  Under this plan, the named executive officers would receive a lump sum payment equal to six to eight week’s base salary.  Other severance, if any, is determined at the time of dismissal and is subject to negotiation.

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Under our 2006 Equity Incentive Plan, if a participant dies, becomes disabled or is terminated for cause, unvested awards are forfeited.  For vested option awards, the participant or his survivor generally has 12 months to exercise.  If a participant is terminated for cause, all unexercised vested options also are forfeited.  If a change in control occurs, any unvested options outstanding would vest immediately.  A change in control occurs when: (1) a person or group (other than us, an existing controlling stockholder, or trustee for a employee benefit plan) acquires beneficial ownership of 50% or more of the voting power in the election of directors; (2) our merger or consolidation; (3) a sale of all or substantially all of our assets; or (4) the sale or exchange by the stockholders of more than 50% of our voting stock; provided however, that a change in control is not deemed to have occurred if the majority of the board of directors of the surviving company is comprised of our directors.  The Compensation Committee, in its discretion, also may take other actions to provide for the acceleration of the exercisability or vesting of other awards under the Plan prior to, upon or following a change in control.

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COMPENSATION OF DIRECTORS

In 2012, we provided the following compensation to our non-employee directors:

2012 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(g)	(h)

William Hasler	—	—	—	—	—

John Kneuer	—	—	122,500	—	122,500

James Lynch	—	—	—	—	—

J. Patrick McIntyre	—	—	—	—	—

Richard Roberts	—	—	—	—	—

(1) Represents the aggregate grant date fair value computed consistent with FASB ASC Topic 718. For further discussion of our accounting policies for stock-based compensation and assumption used in calculating the grant date fair value of stock-based compensation awards, see Note 15 to the Consolidated Financial Statements in our 2012 Annual Report on Form 10-K. The actual amount of compensation realized, if any, for option awards may differ from the amounts presented in the table.

On March 16, 2012, Mr. Kneuer received options to purchase 250,000 shares of common stock at the closing price of the common stock on the date of grant with vesting on a monthly schedule based on continued service as a director. The options are subject to decreasing incremental risk of forfeiture until April 1, 2013 on a monthly schedule based on continued service as a director.

Narrative Disclosure of the Registrant’s Compensation Policies and Practices as They Relate to the Registrant’s Risk Management

We do not believe that our compensation policies or practices are reasonably likely to have a material effect on us, due in part on the structure of our compensation programs and risk mitigation provided by Board oversight of significant business decisions.

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Related Person Transactions

Reportable Related Party Transactions

Services Provided by Thermo.  We have an informal understanding with Thermo that we will reimburse Thermo for expenses incurred by Messrs. Monroe, Lynch and Roberts in connection with their services to us including temporary living expenses while at our offices or traveling on its business.  For the year ended December 31, 2012, we recorded approximately $180,062 for general and administrative expenses incurred by Thermo on our behalf.  In addition, we recorded $528,525 for services provided to us by officers of Thermo that were accounted for as a contribution to capital.  Neither Thermo nor Messrs. Monroe, Lynch or Roberts receive any fees or reimbursements other than as described above or under “Director Compensation.”

Thermo Agreements.  To fulfill certain conditions precedent to funding under our senior secured credit facility agreement with a syndicate of French banks (the “Facility Agreement”), we entered into several agreements with Thermo Funding as described below.

The Common Stock Purchase Agreement

On May 20, 2013, we entered into a Common Stock Purchase Agreement with Thermo Funding Company LLC (“Thermo”) pursuant to which Thermo purchased 78,125,000 shares of the Company’s common stock for $25.0 million ($0.32 per share). Thermo also agreed to purchase additional shares of common stock at $0.32 per share as and when required to fulfill its equity commitment to maintain our consolidated unrestricted cash balance at not less than $4.0 million. In furtherance thereof, Thermo also purchased an additional 15,625,000 shares of common stock for an aggregate purchase price of $5.0 million.

Pursuant to the Common Stock Purchase Agreement, the shares of common stock are intended to be shares of non-voting common stock. As our certificate of incorporation currently does not provide for any authorized but unissued shares of non-voting common stock, Thermo has agreed that we may defer delivery of the shares until we have filed an amendment to our certificate of incorporation, which is contained in Action 1. However, if that amendment is not filed by July 31, 2013, we will deliver to Thermo shares of voting common stock in lieu of the shares of non-voting common stock. Thermo has agreed that if it does receive any shares of voting common stock, it will not exercise any voting rights of the shares in the election of our directors as long as Thermo and its affiliates own 70% or more of our voting common stock.

Secured Debt Conversion

In June 2009, Thermo Funding exchanged all of the approximately $180 million of outstanding secured debt (including accrued interest) we owed to it under our senior secured credit agreement for one share of Series A Convertible Preferred Stock (the “Series A Preferred”), and the credit agreement was terminated.  In December 2009, Thermo Funding converted the share of Series A Preferred into 109,424,034 shares of voting common stock and 16,750,000 shares of nonvoting common stock.

Note and Warrant Offerings

In June 2009, we sold $55 million in aggregate principal amount of 8.00% Convertible Senior Unsecured Notes and warrants to purchase shares of our common stock to selected institutional investors, including $11.4 million principal amount of notes and warrants to an affiliate of Thermo Funding, in a direct offering registered under the Securities Act of 1933.

In June 2011, we sold $38 million in aggregate principal amount of 5.0% Convertible Senior Unsecured Notes and warrants guaranteed by substantially all domestic subsidiaries including $20 million to Thermo Funding in a private placement.

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Contingent Equity Agreement

In June 2009, we entered into a Contingent Equity Agreement with Thermo Funding whereby Thermo Funding agreed to deposit $60 million into a contingent equity account to fulfill a condition precedent for borrowing under the Facility Agreement.  Under the terms of the Facility Agreement, we were required to make drawings from this account if and to the extent we had an actual or projected deficiency in our ability to meet indebtedness obligations due within a forward-looking 90-day period.  Thermo Funding pledged the contingent equity account to secure our obligations under the Facility Agreement.  When we drew funds from the contingent equity account, we issued Thermo Funding shares of our common stock calculated using a price per share equal to 80% of the average closing price of the common stock for the 15 trading days immediately preceding the draw.

The Contingent Equity Agreement also provides that we will pay Thermo Funding an availability fee of 10% per year for maintaining funds in the contingent equity account. This fee is payable solely in warrants to purchase common stock at $0.01 per share with a five-year exercise period from issuance, with respect to a number of shares equal to the available balance in the contingent equity account divided by $1.37, subject to an annual retroactive adjustment at each anniversary of the date of the agreement.  No voting common stock is issuable if it would cause Thermo Funding and its affiliates to own more than 70% of our outstanding voting stock. For more information on the shares and warrants issued pursuant to the Contingent Equity Agreement, see Note 4 to the Consolidated Financial Statement contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Subordinated Loan Agreement

In June 2009, we entered into a Loan Agreement with Thermo Funding whereby Thermo Funding agreed to lend us $25 million for the purpose of funding the debt service reserve account required under the Facility Agreement. This loan is subordinated to, and the debt service reserve account is pledged to secure, all of our obligations under the Facility Agreement. The loan accrues interest at 12% per annum, which is capitalized and added to the outstanding principal in lieu of cash payments.  We will make payments to Thermo Funding only when permitted under the Facility Agreement.  The loan becomes due and payable six months after the obligations under the Facility Agreement have been paid in full, a change in control of the Company or any acceleration of the maturity of the loans under the Facility Agreement occurs.  As additional consideration for the loan, we issued Thermo Funding a warrant to purchase 4,205,608 shares of common stock at $0.01 per share with a five-year exercise period.  No common stock is issuable upon such exercise if such issuance would cause Thermo Funding and its affiliates to own more than 70% of our outstanding voting stock.

Short-Term Note

In advance of the funding of the Facility Agreement, Thermo Funding provided cash to meet our working capital needs under a short-term, unsecured promissory note.  In January 2010, Thermo Funding agreed with us, upon recommendation and approval of the Board, to convert our promissory note held by Thermo Funding in the principal amount of $2,259,531 (plus accrued interest) into 2,525,750 shares of our nonvoting common stock.

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HOUSEHOLDING

Under SEC rules, only one annual report, information statement or Notice of Internet Availability of Proxy Materials, as applicable, need be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family and contrary instructions have not been received from an affected stockholder. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for us. Brokers with accountholders who are our stockholders may be householding these materials. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or at any time in the future, you no longer wish to participate in householding and would like to receive a separate annual report, information statement or Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of these documents at your address and would prefer that the communications be householded, you should contact us at the address or telephone number provided below.

REQUESTS FOR CERTAIN DOCUMENTS

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for information on the public reference room. The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers (including Globalstar) file electronically with the SEC. Our electronic SEC filings are available to the public at the SEC’s internet site, www.sec.gov.

We make available free of charge financial information, news releases, SEC filings, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC, on our website at www.globalstar.com. The documents available on, and the contents of, our website are not incorporated by reference into this Information Statement.

INCORPORATION BY REFERENCE

Items 7, 7A, 8 and 9 of the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2012, which was filed with the SEC on March 15, 2013, are incorporated by reference herein.

Covington, LA

June 13, 2013

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APPENDIX A

FORM OF

CERTIFICATE OF AMENDMENT

OF THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

GLOBALSTAR, INC.

1.        The name of the corporation is Globalstar, Inc. (the “Corporation”). The Corporation was originally formed on November 21, 2003 as a Delaware limited liability company named New Operating Globalstar LLC. The Corporation converted to a Delaware corporation under the name Globalstar, Inc. and filed the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware on March 17, 2006. The Corporation filed an Amended and Restated Certificate of Incorporation on October 25, 2006. The Corporation filed a Certificate of Designation of Series A Convertible Preferred Stock on June 19, 2009. The Corporation filed Amendment #1 to the Amended and Restated Certificate of Incorporation on September 24, 2009.

2.        This Amendment #2 to the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3.        This Amendment #2 to the Amended and Restated Certificate of Incorporation shall be effective upon filing with the Delaware Secretary of State.

4.        This Amendment #2 to the Amended and Restated Certificate of Incorporation hereby amends and restates Article Fourth of the Amended and Restated Certificate of Incorporation to read in its entirety as follows:

FOURTH

The Corporation shall have the authority to issue One Billion Seven Hundred Million (1,700,000,000) total shares of capital stock, consisting of One Hundred Million (100,000,000) shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”), and One Billion Six Hundred Million (1,600,000,000) shares of common stock, $0.0001 par value per share (the “common stock”), of which One Billion Two Hundred Million (1,200,000,000) shares shall be voting common stock (the “Common Stock”) and Four Hundred Million (400,000,000) shares shall be nonvoting common stock (the “Nonvoting Common Stock”).

Subject to the provisions of law, the rights, preferences and limitations of the common stock and Series A Convertible Preferred Stock shall be as set forth in this Article Fourth. The Board of Directors of the Corporation (the “Board”) is hereby authorized, without requirement of the consent, approval or authorization of the stockholders of the Corporation, except as otherwise expressly required by the terms of this Certificate (including, without limitation, the terms of any certificate or resolution designating the rights, powers, preferences, qualifications, limitations and restrictions of any other series of Preferred Stock), to authorize, establish, designate, create and issue by resolution of the Board from time to time one or more other series of Preferred Stock, each such series having such rights, powers, preferences, qualifications, limitations and restrictions as the Board shall designate in such resolution.

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A.	COMMON STOCK

Except as otherwise expressly provided in this Amendment #2 to the Amended and Restated Certificate of Incorporation, all outstanding shares of common stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The holders of shares of common stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation.

1.            Dividends. Subject to the provisions of law and the rights that may be granted to holders of any Preferred Stock, the holders of common stock shall be entitled to receive out of funds legally available therefor a pro rata share of any dividends that the Board in its sole discretion may declare. The Board may fix a record date for the determination of holders of shares of common stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than sixty (60) days nor less than ten (10) days prior to the date fixed for payment of the dividend.

2.            Liquidation, Dissolution or Winding-Up and Distributions. Subject to the provisions of law and any rights that may be granted to holders of any Preferred Stock, the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the Corporation shall be distributed ratably among the holders of the common stock.

3.            Conversion Rights.

(a)            Conversion of Nonvoting Common Stock. Upon the first to occur of the events described below (the “Conversion Events”) with respect to a share of Nonvoting Common Stock, such share of Nonvoting Common Stock shall immediately become convertible at the option of the holder thereof into one share of Common Stock. Conversion of such share of Nonvoting Common Stock shall be effected by surrender of such holder’s certificate, or evidence of ownership if such shares are uncertificated, representing such share of Nonvoting Common Stock accompanied by a written notice from such holder addressed to the Corporation requesting the conversion. Upon conversion, holders of converted shares of Nonvoting Common Stock will be issued certificates, or evidence of ownership if such shares are uncertificated, representing the full shares of Common Stock to which they are entitled. A Conversion Event with respect to a share of Nonvoting Common Stock is (i) conversion at the discretion of any holder; provided, however, that if the holder is Thermo (as defined in Article Sixth), Thermo may not convert any share of Nonvoting Common Stock if such conversion would cause Thermo to own directly or indirectly Voting Stock (as defined in the First Supplemental Indenture dated as of April 15, 2008 relating to the Corporation’s 5.75% Convertible Senior Notes due 2028) representing 70% or more of the total voting power of all outstanding Voting Stock of the Corporation, (ii) the transfer (or, in the case of a transfer pursuant to a registration statement filed with the Securities and Exchange Commission or Rule 144 under the Securities Act of 1933, as amended, the proposed transfer) of such share of Nonvoting Common Stock by the holder thereof to any transferee other than Thermo (as defined in Article Sixth), (iii) the merger or consolidation of the Corporation with or into any other corporation (except a subsidiary of the Corporation or of Thermo) or (iv) the sale of all or substantially all of the Corporation’s assets.

(b)           No Reissue. Shares of Nonvoting Common Stock that are exchanged for shares of Common Stock as provided in this Article Fourth shall not be reissued.

(c)           No Charge. The issuance of certificates or other means of evidencing shares of Common Stock upon conversion of shares of Nonvoting Common Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involving the issue and delivery of any certificate in a name other than that of the holder or former holder of the shares of Nonvoting Common Stock so exchanged.

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(d)          Reservation. The Corporation will at all times reserve and keep available, out of its authorized but unissued shares or its treasury, shares of Common Stock solely for the purpose of issue upon conversion of the shares of Nonvoting Common Stock, as herein provided, such number of shares of Common Stock as shall be issuable (irrespective of the occurrence or nonoccurrence of any contingency) upon a conversion of all outstanding shares of Nonvoting Common Stock. The shares of Common Stock so issuable shall be, when so issued, duly authorized and validly issued and will be fully paid and nonassessable.

4.            Stock Dividends and Splits; Adjustments etc. If the Corporation shall in any manner subdivide or combine the outstanding shares of Common Stock or Nonvoting Common Stock, as the case may be, the outstanding shares of Nonvoting Common Stock, Common Stock or common stock underlying any convertible Preferred Stock, as the case may require, shall be proportionately subdivided or combined, as the case may be. If the Corporation issues any stock dividends on the outstanding shares of Common Stock, the outstanding shares of Nonvoting Common Stock shall receive an identical dividend in shares of Nonvoting Common Stock.

5.           Voting Rights.

(a)          In General. The holders of outstanding shares of Common Stock shall have the right to vote on all matters submitted to the stockholders of the Corporation; provided, however, that regardless of the number of shares of Common Stock owned, Thermo and its affiliates may not exercise in the election of directors voting rights of shares representing 70% or more of the total voting power of all outstanding voting stock having power to vote. Except as otherwise provided by law or in this paragraph, holders of shares of Nonvoting Common Stock shall not have any right to vote on any election or removal of directors of the Corporation, and the shares of Nonvoting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters. Holders of shares of Nonvoting Common Stock, together with holders of shares of Common Stock (considered for this purpose as one class), shall be entitled to one vote per share on any other matter requiring approval of the stockholders of the Corporation under Delaware law.

(b)          Procedures at Meetings. At every meeting with respect to matters on which the holders of outstanding shares of Common Stock are entitled to vote, the holders of outstanding shares of Common Stock shall be entitled to one vote per share. At every meeting with respect to matters on which the holders of outstanding shares of Nonvoting Common Stock are entitled to vote as provided herein or by law, the holders of outstanding shares of Nonvoting Common Stock shall be entitled to one vote per share.

The undersigned has caused this Amendment #2 to the Amended and Restated Certificate of Incorporation to be executed this _____ day of ___________, 2013.

GLOBALSTAR, INC.

Name: Richard S. Roberts
Title: Corporate Secretary

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